As filed with the Securities and Exchange Commission on October 19, 2021.

Registration No. 333-255185

	UNITED STATES SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549
	FORM S-3
	Post-Effective Amendment No. 2
	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933
	FORTRESS BIOTECH, INC.
	(Exact Name of Registrant as Specified in Its Charter)
Delaware	2834	47-3828760
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
2 Gansevoort Street, 9th Floor
New York, New York 10014
(781) 652-4500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Lindsay A. Rosenwald, M.D.
Executive Chairman,
Chief Executive Officer and President
2 Gansevoort Street, 9th Floor
New York, New York 10014
(781) 652-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Mark McElreath
Alston & Bird LLP
90 Park Avenue
New York, NY 10016
(212) 210-9400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Offering Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	600,000	$4.24	$2,544,000	$277.55	(3)

(1)	The Registrant is hereby registering for resale from time to time by the selling stockholders named herein of up to 600,000 shares of common stock, all of which were initially granted in connection with a Dividend Payment and Exchange Agreement, dated as of March 31, 2021, executed by Fortress Biotech Inc. in favor of the holders of Journey Medical Corporation’s 8% Cumulative Convertible Class A Preferred Stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers such additional number of shares of common stock that may be issued as a result of stock splits, stock dividends, anti-dilution issuances, or similar transactions.
(2)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price shown are based on the average of the high and low sale prices of the Registrant’s common stock on April 7, 2021 as reported on The Nasdaq Capital Market.
(3)	Previously Paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

600,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named herein, or their pledgees, donees, transferees or other successors in interest, from time to time, of up to 600,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), issuable in connection with the Dividend Payment and Exchange Agreement dated as of March 31, 2021 (the “Dividend Agreement”) executed by Fortress Biotech, Inc. for the benefit of the holders of Journey Medical Corporation’s 8% Cumulative Convertible Class A Preferred Stock. (the “Journey Preferred Stock”) The shares of Common Stock issuable pursuant to the Dividend Agreement are referred to herein as the Securities. We are registering the Securities on behalf of the selling stockholders, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the selling stockholders.

The selling stockholders may resell or dispose of the Securities, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in the section of this prospectus entitled “Plan of Distribution”. The selling stockholders will each bear their respective commissions and discounts, if any, attributable to the sale or disposition of the Securities, or interests therein, held by such selling stockholder. We will bear all costs, expenses and fees in connection with the registration of the Securities. We will not receive any of the proceeds from the sale of the Securities by the selling stockholders.

The Common Stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “FBIO.” On April 7, 2021, the last reported sale price of our Common Stock was $4.24 per share. You are urged to obtain current market quotations for our common stock.

Investing in our Securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is            , 2021

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 ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the Securities that may be resold by the selling stockholders. In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. We also may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. Neither we nor the selling stockholders have authorized any dealer, sales person or other person to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the Securities in any jurisdiction in which such an offer or solicitation relating to the Securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the Securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context indicates otherwise, when we refer to “Fortress,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Fortress Biotech, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of Securities.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus, and documents we incorporate by reference, that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Factors that could cause actual results to differ materially from those currently anticipated include those set forth under “Risk Factors” including, in particular, risks relating to:

•	our growth strategy;
•	financing and strategic agreements and relationships;
•	our need for substantial additional funds and uncertainties relating to financings;
•	our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis;
•	our ability to attract, integrate and retain key personnel;
•	the early stage of products under development;
•	the results of research and development activities;
•	uncertainties relating to preclinical and clinical testing;
•	the ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates;
•	government regulation;
•	patent and intellectual property matters; and
•	competition.

You should read this prospectus and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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Explanatory Note: This Amendment to the Registration Statement 333-255185, is being undertaken for the sole purpose of adding additional selling stockholders to the registration statement and prospectus.

SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you need to consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement, including the factors described under the heading “Risk Factors” and other information incorporated by reference from our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, before making an investment decision.

Overview

Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, which the Company does at the Fortress level, at its majority-owned and majority-controlled subsidiaries and joint ventures, and at entities the Company founded and in which it maintains significant minority ownership positions. Fortress has a talented and experienced business development team, comprised of scientists, doctors and finance professionals, who identify and evaluate promising products and product candidates for potential acquisition by new or existing partner companies. Fortress, through its partner companies has executed such arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, Fred Hutchinson Cancer Research Center, St. Jude Children’s Research Hospital, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, Cincinnati Children’s Hospital Medical Center, Columbia University, the University of Pennsylvania, AstraZeneca plc and Dr. Reddy’s Laboratories Ltd.

Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and financial expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings. To date, three partner companies are publicly-traded, and three have consummated strategic partnerships with industry leaders Alexion Pharmaceuticals, Inc., InvaGen Pharmaceuticals, Inc. (“InvaGen”) (a subsidiary of Cipla Limited) and Sentynl Therapeutics, Inc. (“Sentynl”).

Several of our partner companies possess licenses to product candidate intellectual property, including Aevitas Therapeutics, Inc. (“Aevitas”), Avenue Therapeutics, Inc. (“Avenue”), Baergic Bio, Inc. (“Baergic”), Caelum Biosciences, Inc. (“Caelum”), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (“Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), FBIO Acquisition Corp. VIII, Helocyte, Inc. (“Helocyte”), Journey Medical Corporation (“Journey” or “JMC”), Mustang Bio, Inc. (“Mustang”) and Oncogenuity, Inc. (“Oncogenuity”).

Our principal executive offices are located at 2 Gansevoort Street, 9th Floor, New York, New York 10014, and our telephone number is 781-652-4500. We maintain a website on the internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our internet website, and the information contained on it, are not to be considered part of this prospectus.

Dividend Payment and Exchange Agreement

On March 31, 2021, we executed a Dividend Payment and Exchange Agreement (the “Dividend Agreement”) for the benefit of the holders of Journey’s 8% Cumulative Convertible Class A Preferred Stock (the “Journey Preferred Stock”), pursuant to which we agreed to pay cumulative dividends on the Journey Preferred Stock in shares of our common stock, $0.001 par value per share (the “Securities”).

In addition, in connection with the Dividend Agreement, we entered into a Registration Rights Agreement with the selling stockholders (the “Registration Rights Agreement”) in which we agreed to prepare and file with the SEC a registration statement with respect to resales of the Securities issued to the selling stockholders as dividends on the Journey Preferred Stock. Accordingly, as required by the Registration Rights Agreement, the registration statement of which this prospectus is a part relates to the offer and resale of the Securities issued to the selling stockholders under the terms of the Journey Preferred Stock and in connection with the Dividend Agreement.

THE OFFERING

Issuer	Fortress Biotech, Inc.
Securities Offered by Selling Stockholders	600,000 shares of the Company’s common stock, par value $0.001 per share, issuable as dividends to the selling stockholders in accordance with the terms of the Journey Preferred Stock and the Dividend Agreement.
Terms of the offering	The selling stockholders will each determine when and how they will sell the Securities offered in this prospectus, as described in the “Plan of Distribution.”
Use of proceeds	We will not receive any proceeds from the sale of the Securities by the selling stockholders in this offering. See “Use of Proceeds.”
Risk factors	See “Risk Factors” incorporated by reference into this prospectus from our most current Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Capital Market symbol	FBIO.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Securities covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the Securities will be for the respective accounts of the selling stockholders named herein.

We will bear all other costs, fees and expenses incurred in effecting the registration of the Securities covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants, in accordance with the terms of the Registration Rights Agreement entered into by and among the Company and the selling stockholders in connection with the Dividend Agreement on March 31, 2021. Each selling stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by such selling stockholder in disposing of the Securities covered by this prospectus.

THE SELLING STOCKHOLDERS

We have prepared this prospectus to allow the selling stockholders or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, Securities issuable as dividends pursuant to the terms of the Journey Preferred Stock and the Dividend Agreement.

On March 31, 2021, we entered the Dividend Agreement for the benefit of the holders of Journey Preferred Stock, pursuant to which we agreed to pay cumulative dividends on the Journey Preferred Stock in Securities. In connection with certain registration rights that we granted to the selling stockholders pursuant to the Registration Rights Agreement, we filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the Securities offered by this prospectus from time to time on Nasdaq, in privately negotiated transactions or otherwise. We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective for the period of time required under our agreement with the selling stockholders.

The following table sets forth the names of additional selling stockholders since the date of the last amendment to the registration statement. Should there be additional sales of Journey Preferred Stock, we will file further post-effective amendments to the registration statement to add such purchasers as additional selling stockholders. The aggregate number of Securities that the selling stockholders may offer and sell pursuant to this prospectus is as yet undetermined. We will file a post-effective amendments to the registration statement to add such aggregate number of Securities each selling stockholder may offer and sell as such dividends are paid. The selling stockholders may sell some, all or none of the Securities. We do not know how long the selling stockholders will hold the Securities before selling them, and we currently have no agreements, arrangements or understandings with any selling stockholder regarding the sale or other disposition of any of the Securities. The Securities may be offered and sold from time to time by the selling stockholders pursuant to this prospectus.

Investor Information:
Selling Stockholders(1)	Shares of Common Stock
Alan J Young Profit Sharing Plan	320
Alejandro J Messmacher	480
Alpesh Shah & Hina Shah	640
Andreas Ammelounx Living Trust	640
Applebaum Family LTD Partnership	224
Barry Lynn Coffee & Leslie Louise Coffee	160
Bishop Family Properties Ltd	640
Brian M Rubel	192
Brian Sundberg	1,602
Claude Roussel	320
Daniel Phillips & Linda Horne	224
Decompression LLC	320
Douglas Brody	160
Dyke Rogers	1,281
DZB LLC	6,408
Edmond P Brady & Kathleen M Brady	320
Eliezer Lubitch	640
Eric G Helt	160
Ernest J Mattei & Michele M Mattei	320
Fermo Jaeckle	320
Fred Harris	160
George Gomez Quintero	256
George J Strickler	320
Giuseppe Biasco	320
Glenn E Phillips	160
Gregory G Konsor	736
Gregory J Dovolis	320
Guillermo Bodnar	128
Holroyd Family Revocable Trust	320
James Diemert	320
James Robert Fowler	320
Jeffrey K Warmann	640
Jeffrey Tunis	640

Joann Marie Fiore Borlack Alan Borlack JTWROS	480
Joann Zlotkin	640
Jodi A Richard	320
John D Merriam	160
John E. Bishop	320
John F Herbert & Jane E Herbert Revocable Trust	640
John M Gasidlo & Elizabeth Shimei	480
John O Dunkin	961
John Paul Todd	640
John T Kennedy	320
John Tobias	320
KBA Holdings LLC	961
Keith Family Trust	801
Keith R Schroeder	480
Kevin Paige	320
Kevin Paul McCarthy Revocable Trust	320
Kevin Seaman	160
Kevin Stein	640
Kiat Tze Goh	1,281
Lucy Lu	320
Marc L Goldstein	160
Mark Harrison	160
Marlin Capital Resources LLC	1,922
Matthew Budine	320
Michael J Cowell	1,281
Michael K Robson & Ida Robson	224
Morris A Arnston Family Trust	640
MSB Family Trust	1,602
Nathaniel Marmur	640
Neel B Ackerman & Martha N Ackerman	3,204
Ouachita Capital LLC	1,281
Paule E Hoyle	320
Perry Sutaria	320
Praful Desai	320
Raj M Sutaria	320
Ramachandra C Reddy	320
Randy L Burns	640
Raymond Joseph Tesi	3,204
Richard K Hursey	320
Richard S. Simms	320
Robert C Ackerman	640
Robert D Priday	640
Robert J Calabro	640
Robert Singer	160
Roberto Mendez & Eliana Cardenas JTWROS	269
Ronald Finestone	160
Rong Zheng	160
Ruchir Gupta	160
S 2 Yachts, Inc.	6,408
S Alan Lisenby Sr. & Patricia Lisenby	320
Scott A Brody	160
Sharon M Crowder DDS	640
Shiloh Produce	3,204
Steve R Cruse	961
Steven A Waters & Jenger H Waters	640
Steven Zaloga	640
Stormy Adams & Zachary L Adams	961
Tanju Obut & Tina S Obut	640
The David G Franz Family Trust	961

THE KEVIN R MACK REVOCABLE TRUST	320
The Temkin Family Legacy Trust No.2	224
Thomas Gemellaro	160
Tim Montgomery	961
Venuti Family Trust	640
Vernon L Simpson Revocable Living Trust 2	640
VGNT Holdings LLC	320
Wade D Hutchings & Galadriel Hutchings	320
William Silver	1,602
Wing Real Estate LLC	640
Winterset Associates, GP	640
Wuethrich Investments, LLC	320
James J Peters	640
David Porter & Linda Porter	640
John Roth	640
J & C Resources LLC	1,281
Rivki Davidowitz Rosenwald	3,844
Ian Milne	640
Christopher Ulcak	160
Peter Anderson	480
Dov Klein	480
Gerald A Tomsic 1995 Trust	640
The Marianne Higgins Revoc Trust	320
Tom McBride	160
Mark Greenwald	160
Robert Forst	640
Suresh A. Patel	480
KT Investments II LLC	320
Evergreen Capital Management LLC	1,602
Mr. and Mrs. Samuel Oschin Foundation	3,204
John Wirtz III	224
The Bruce Jeffrey Schwartz & Kathryn Diane Goller LIV Trust	160
Guy & Sue Harper	224
Ali Khan	640
Devesh Pathak	320
DESIIPO21	384
John & Andrea Foote	256
Jordan Family LLC	542
R. Douglas Armstrong	542
Keith Family Trust (2)	135
Lindsay A. Rosenwald, M.D.	8,133
Peter Anderson (2)	189
DAK Investments (US) Corp.	5,422
Bruce C. Conway	542
Gary Baddeley	271
Harris Lydon	271
Josiah T. Austin	1,084
Laurence Lytton	1,084
Peter J. Crowley	1,626
YJP International Limited	1,626
Klaus Kretschmer	813
RRSJ Associates	1,355
Malcolm I. Hoenlein	406
Eldgarn Family Trust	1,042
Total	116,866

(1)	The principal business address and address for notice to the selling stockholders will be the address set forth in our books and records.

Relationship with the Selling Stockholders

Dividend Payment and Exchange Agreement

On March 31, 2021, we executed the Dividend Agreement for the benefit of the holders of the Journey Preferred Stock, pursuant to which we agreed to pay cumulative dividends on the Journey Preferred Stock in Securities.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement with the selling stockholders, we agreed to prepare and file with the SEC the registration statement, of which this prospectus forms a part, that permits the resale of the Securities and, subject to certain exceptions, to use reasonable best efforts to keep such registration statement effective under the Securities Act until (i) all Securities registered by the registration statement have been sold, transferred or otherwise disposed of by the selling stockholders, (ii) the Securities are sold, transferred or otherwise disposed of pursuant to Rule 144 of the Securities Act, or (iii) the Securities have become eligible for sale by the selling stockholders pursuant to Rule 144 without any restriction on the volume or manner of such sale and all restrictive legends and stop transfer instructions have been removed with respect to all book entries representing the Securities.

We have also agreed, among other things, to indemnify the selling stockholders and their officers, directors, members, employees and agents, successors and assigns, and any person who controls either of the selling stockholders (within the meaning of the Securities Act or the Exchange Act) from all losses and liabilities arising out of or relating to any untrue statement or alleged untrue statement or omission or alleged omission of material fact relating to the Securities in this prospectus or the registration statement of which this prospectus forms a part.

Except as described above, neither the selling stockholders nor any persons having control over such selling stockholders have held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of shares of our common stock or other securities.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of Fortress capital stock as of the date of this registration statement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our certificate of incorporation, our bylaws and to the provisions of applicable Delaware law.

Common Stock

Our common stock is traded on The Nasdaq Capital Market under the symbol “FBIO.” The last reported sale price of our common stock on April 7, 2021 was $4.24 per share.

The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 150,000,000 shares of $0.001 par value common stock of which 94,877,492 shares were outstanding at December 31, 2021.

The terms, rights, preference and privileges of our common stock are as follows:

Voting Rights

Each holder of our common stock is entitled to one vote per share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of the Company’s outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preference

Holders of the Company’s common stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.

Fully Paid and Nonassessable

All of the Company’s outstanding shares of common stock are fully paid and nonassessable.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-	a combination of any such methods of sale; and

-	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this Prospectus, have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Securities, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

We are subject to the information reporting requirements of the Exchange Act, and we file periodic reports and other information with the SEC. All documents filed with the SEC are available for inspection and copying at the addresses set forth above. We also maintain an internet site at www.fortressbiotech.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02, Item 7.01 or Item 9.01 of Form 8-K and exhibits filed on such form that are related to such items):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 31, 2021, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on April 9, 2021 and ;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021.

(c)	Our Current Reports on Form 8-K filed with the SEC on February 24, 2021, March 31, 2021, April 1, 2021, April 13, 2021, May 17, 2021, June 17, 2021, June 23, 2021; July 15, 2021; July 29, 2021; August 16, 2021; August 27, 2021; September 24, 2021; September 28, 2021; September 29, 2021; and October 6, 2021;

(d)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2021; and

(e)	The description of the Common Stock as included under the caption “Description of Registrant’s Securities to be Registered” in our Registration Statements on Form 8-A12B filed with the Commission on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference.

Fortress Biotech, Inc.

600,000 Shares of Common Stock

PROSPECTUS

  , 2021

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FORTRESS BIOTECH INC.

October 19, 2021	By:	/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Chairman, President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of July 23, 2021.

Signature	Title	Date

/s/ Lindsay A. Rosenwald, M.D. Lindsay A. Rosenwald, M.D.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	October 19, 2021

/s/ Robyn M. Hunter Robyn M. Hunter	Chief Financial Officer (Principal Financial Officer)	October 19, 2021

*	Vice Chairman of the Board of Directors	October 19, 2021
Eric K. Rowinsky, M.D.

*	Executive Vice Chairman, Strategic	October 19, 2021
Michael S. Weiss	Development and Director

*	Director	October 19, 2021
Jimmie Harvey, Jr., M.D.

*	Director	October 19, 2021
Malcolm Hoenlein

*	Director	October 19, 2021
Dov Klein

*	Director	October 19, 2021
J. Jay Lobell

*	Director	October 19, 2021
Kevin L. Lorenz, J.D.

*/s/ Lindsay A. Rosenwald, M.D.
Attorney-in-fact